AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into effective as of  January 31, 2013, among NetREIT, Inc., a Maryland corporation (“NRI”), NTR Property Management, Inc., a California corporation (“NTR”), and C I Holding Group, Inc., a California corporation (“CIH”). NRI, NTR, and CIH are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties”). The parties agree as follows:

RECITALS

A.           CHG Properties, Inc., a California corporation, was recently merged into CIH. CIH is the surviving corporation of that merger. Pursuant to such merger: (1) all of the shares of CHG Properties, Inc. were cancelled, and (2) no additional shares of CIH were issued.

B.           NRI desires to acquire CIH through the merger (the “Merger”) of CIH with and into NTR, a wholly-owned subsidiary of NRI, with NTR as the surviving corporation, pursuant to which each share of capital stock of CIH (the “CIH Shares”) outstanding at the Effective Time (as defined in Article II) will be converted into the right to receive NRI Stock (as defined in Section 1.6), as more fully provided herein.

C.           CIH desires to be merged with and into NTR and for CIH’s shareholders to receive NRI Stock in exchange for CIH Shares held by CIH’s shareholders immediately prior to the Effective Time.

D.           The Parties intend that the Merger constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”).

E.           The respective Boards of Directors and, if applicable, shareholders of NRI, NTR and CIH have determined the Merger in the manner contemplated herein to be desirable and in the best interests of their respective shareholders and, by resolutions duly adopted, have approved and adopted this Agreement.

ARTICLE I

MERGER

Section 1.1 The Merger

.  Subject to this Agreement and in accordance with the applicable provisions of the Maryland Code, Corporations and Associations (the “Maryland Code”) and the California General Corporation Law (the “CGCL”), at the Effective Time, CIH will be merged with and into NTR, the separate existence of CIH will cease and NTR will continue as the surviving corporation (the “Surviving Corporation”).

Section 1.2 Effect of the Merger

.  The Merger will have the effects set forth in the Maryland Code and the CGCL.

Section 1.3 Articles of Incorporation and Code of Regulations; Name

.  At the Effective Time, the Articles of Incorporation and the Bylaws of NTR prior to the Effective Time will become the Articles of Incorporation and the Bylaws of the Surviving Corporation.

Section 1.4 Directors

.  The directors of NTR prior to the Merger will become the directors of the Surviving Corporation, to hold office in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 1.5 Officers

.  The persons serving as officers of CIH prior to the Effective Time will become the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation until their respective successor is duly elected or appointed and qualified or until their earlier death, resignation, or removal.

Section 1.6 Merger Consideration; Conversion of Securities

.  At the Effective Time, by virtue of the Merger and without any further action on the part of the Parties: (a) CIH Shares will be converted into the right to receive 200,000 shares of NRI common stock series A based upon a value of $9.50 per share, for a total value of $1,900,000 (the “Merger Consideration”), (b) CIH Shares will be canceled, and (c) the issued and outstanding shares of NTR will continue to be outstanding following the Effective Time.

ARTICLE II

CONSUMMATION OF MERGER

The closing of the Merger (“Closing”) will take place on January 31, 2013 (the “Closing Date”), at the offices of NRI, 1282 Pacific Oaks Place, Escondido, California 92029, at 10:00 a.m. or at or on such other time, date and place as shall be mutually agreed to by CIH and NRI.  At the time of the Closing, the parties will cause Certificates of Merger to be filed with the Secretary of State of California, in such form as required by and executed in accordance with the CGCL.  The time specified in the Certificates of Merger, as filed with the California Secretary of State, shall be the “Effective Time” for the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NRI AND NTR

In order to induce CIH to enter into this Agreement, NRI and NTR hereby jointly and severally represent and warrant to CIH that the statements contained in this Article III are true, correct and complete:

Section 3.1 Organization and Standing

.  NRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.  NTR is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full power and authority, to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.  NTR is duly qualified to do business and is in good standing in the State of California.  Neither NRI nor NTR are in default in the performance, observation or fulfillment of any provision of their respective Articles of Incorporation or Bylaws in any material respect.

Section 3.2 Capitalization and Security Holders

.  At the Closing and the Effective Time: (i) the authorized capital stock of NRI will consist solely of: (a)  convertible series AA preferred stock, $0.01 par value, $25 liquidating preference, shares authorized: 1,000,000;  no shares issued and outstanding, (b)  convertible series, 6.3% preferred stock, $0.01 par value, $1,000 liquidating preference, shares authorized: 10,000; 1,649 shares issued and outstanding, (c) common stock series A, $0.01 par value, shares authorized: 100,000,0000; 15,715,907 issued and outstanding, and (d)  common stock series B, $0.01 par value, shares authorized: 1,000; no shares issued and outstanding, and (ii) the authorized capital stock of NTR will consist of 1,000 shares of common stock, no par value, of which 100 shares will be outstanding .  All of the outstanding NRI and NTR Shares are beneficially held by its shareholders and have been duly authorized and are fully paid and nonassessable. Except as provided in Exhibit 1 to this Agreement, there are no outstanding subscriptions, options, warrants, or other non-dilutive commitments or rights of any type relating to the issuance, sale or transfer by NRI or NTR of any securities of the NRI and NTR, nor are there outstanding any securities which are convertible into or exchangeable for shares of capital stock of NRI or NTR; and NRI and NTR have no obligations of any kind to issue any additional securities or to pay for any securities of NRI or NTR.

Section 3.3 Corporate Power and Authority

.  Each of NRI and NTR has all requisite corporate power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.  This Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of NRI and NTR.

Section 3.4 Conflicts; Consents and Approvals

.  Neither the execution nor delivery of this Agreement by NRI or NTR nor the consummation of the transactions contemplated hereby will:

(a) Violate or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time, or both) to terminate, accelerate or call a default under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of NRI, the Articles of Incorporation or Bylaws of NTR, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation of NRI or NTR which would have a material adverse effect on the ability of NRI or NTR to consummate the transactions contemplated by this Agreement;

(b) Violate any order, writ, injunction, decree, statute, rule, or regulation applicable to NRI or NTR or its respective properties or assets which would have a material adverse effect on the ability of NRI or NTR to consummate the transactions contemplated by this Agreement; or

(c) Require NRI or NTR to obtain any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority.

Section 3.5 Compliance with Law

.  NRI and NTR are in substantial compliance with all material laws which are applicable to NRI and NTR or its businesses or, to their best knowledge, properties.  NRI and NTR have all governmental, self-regulatory and other non-governmental franchises, licenses, permits, consents, authorizations, approvals and certifications necessary or appropriate for the operation of its business or the ownership of its properties.  NRI and NTR have not been charged with or given notice of any violation of any applicable law which violation has not been remedied in full (without any remaining liability of NRI or NTR).

Section 3.6 Litigation

.  There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of NRI and NTR,  threatened against NRI or NTR which could have a material adverse effect on the ability of NRI or NTR to consummate the transactions contemplated hereby.

Section 3.7 Power and Authority Relative to Merging with CIH

.  NRI, NTR and their signatories have the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by NRI and NTR of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

Section 3.8 Valid and Binding Obligations

.  This Agreement and all other instruments or documents delivered in connection herewith have been duly executed and delivered by NRI and/or NTR, as applicable, and each is a valid and binding agreement enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other general laws affecting the rights and remedies of creditors and subject to general equity principles.

Section 3.9 Taxes

.  NRI has filed all tax, information and other returns which are required to be filed by December 31, 2012.  All taxes and other amounts shown on such returns and all other government charges, levies or assessments imposed upon NRI have been paid or properly accounted for on NRI’s financial books and records.

Section 3.10 Employees

.  NRI has fully complied with all laws and regulations applicable to its employees, and has fully performed and satisfied all of its current contractual obligations to such employees.

Section 3.11 Financial Statements

.  The balance sheet of NRI previously delivered to CIH is true, accurate and complete, and has been prepared in accordance with generally accepted accounting principles, consistently applied.

Section 3.12 No Brokers

.  NRI has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder’s fees in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CIH

In order to induce NRI and NTR to enter into this Agreement, CIH hereby represents and warrants to NRI and NTR that the statements contained in this Article IV are true, correct, and complete:

Section 4.1 Organization and Standing

.  CIH is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. CIH is not in default in the performance, observation or fulfillment of any provision of its Articles of Incorporation or Bylaws in any material respect.

Section 4.2 Capitalization and Security Holders

.  The authorized capital stock of CIH consists solely of: (a) 1,000,000 shares of common stock, no par value, of which 812,330 shares are outstanding, and (b) 1,000,000 shares of preferred stock, of which zero shares are outstanding.   All of the outstanding CIH Shares are beneficially held by its shareholders and have been duly authorized and is fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, or other commitments or rights of any type relating to the issuance, sale or transfer by CIH of any securities of CIH, nor are there outstanding any securities which are convertible into or exchangeable for shares of capital stock of CIH; and CIH has no obligations of any kind to issue any additional securities or to pay for any securities of CIH.

Section 4.3 Stock Ownership and Authority

.  All CIH shares are owned free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal or state securities laws. CIH has the right, power and capacity to transfer and deliver the Shares held by its shareholders beneficially or of record and to execute this Agreement and consummate the transactions contemplated by this Agreement without the consent or approval of any other person.

Section 4.4 Corporate Power and Authority

.  CIH has all requisite corporate power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement.  This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of CIH.

Section 4.5 Conflicts, Consents and Approvals

.  Neither the execution nor delivery of this Agreement by CIH nor the consummation of the transactions contemplated hereby will:

(a) Violate or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time, or both) to terminate, accelerate or call a default under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of CIH or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation of CIH which would have a material adverse effect on the ability of CIH to consummate the transactions contemplated by this Agreement;

(b) Violate any order, writ, injunction, decree, statute, rule, or regulation applicable to CIH or its properties or assets which would have a material adverse effect on the ability of CIH to consummate the transactions contemplated by this Agreement; or

(c) Require CIH to obtain any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority.

Section 4.6 Compliance with Law

.  CIH is in substantial compliance with all material laws which are applicable to CIH or its business or, to CIH’s best knowledge, properties.  CIH has all governmental, self-regulatory and other non-governmental franchises, licenses, permits, consents, authorizations, approvals and certifications necessary or appropriate for the operation of its business or the ownership of its properties.  CIH has not been charged with or given notice of any violation of any applicable law which violation has not been remedied in full (without any remaining liability of CIH).

Section 4.7 Litigation

. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of CIH, threatened against CIH which could have a material adverse effect on the ability of CIH to consummate the transactions contemplated hereby.

Section 4.8 Power and Authority Relative to Merging with NTR

.  CIH and its signatory have the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by CIH of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

Section 4.9 Valid and Binding Obligations

.  This Agreement and all other instruments or documents delivered in connection herewith have been duly executed and delivered by CIH and each is a valid and binding agreement enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other general laws affecting the rights and remedies of creditors and subject to general equity principles.

Section 4.10 Purchased Assets; Contracts; Liabilities

.  CIH has good and marketable title to all of its assets, subject to all mortgages, liens, pledges, charges and  encumbrances thereon. The assets constitute substantially all of the assets used by CIH in connection with CIH’s business.  Each of the contracts is in good standing and valid and effective in accordance with its terms and there is not under any of the contracts any existing default by CIH or event which with notice or lapse of time would become such a default.  CIH has no obligations owing to any other party to any of the contracts, except as set forth therein, and is in full compliance with the terms of each of the contracts.

Section 4.11 Taxes

.  CIH has filed all tax, information and other returns which are required to be filed by December 31, 2012.  All taxes and other amounts shown on such returns and all other government charges, levies or assessments imposed upon CIH have been paid or have been properly accounted for on CIH’s financial books and records.

Section 4.12 Employees

.  CIH has fully complied with all laws and regulations applicable to its employees, and has fully performed and satisfied all of its current contractual obligations to such employees.

Section 4.13 Financial Statements

.  The balance sheet of CIH previously delivered to NRI is true, accurate and complete, and has been prepared in accordance with generally accepted accounting principles, consistently applied.

Section 4.14 No Brokers

.  CIH has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder’s fees in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1 Mutual Covenants

.

(a) General

.  Each Party shall use all commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including without limitation using all commercially reasonable efforts to cause the conditions set forth in Article V of this Agreement for which such Party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any other Party may reasonably request to carry out the purposes or intent of this Agreement.

(b) Cooperation

.  On and after the Closing, each Party hereto agrees to execute any and all further documents and writings and to perform such other commercially reasonable actions which may be or become necessary or appropriate to effectuate and carry out this Agreement.

(c) Tax Matters

.  After Closing, CIH, NTR and NRI will coordinate the preparation of all necessary tax returns.  Each Party agrees to timely furnish to the other any records and other information reasonably requested by it in connection therewith. It is the intent of the Parties that the Merger be a tax-deferred reorganization under Section 368 of the Code.  NRI, NTR and CIH will use all commercially reasonable efforts to consummate the Merger in such fashion, but neither NRI, NTR, nor CIH make any representation as to the tax treatment of its shareholders or any agreement with respect to refraining from taking any future action which could adversely affect the tax treatment of the Merger.  Notwithstanding anything in this Agreement to the contrary, the shareholders of CIH will remain solely liable for preparation of the tax returns and any tax consequences related to the operations of CIH prior to the Effective Time.

ARTICLE VI

CONDITIONS

Section 6.1 Mutual Conditions

.  The obligations of each of the Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to fulfillment of all of the following conditions:

(a) No Adverse Proceeding

.  No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger or the other transactions contemplated by this Agreement shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency which would prevent the Merger or the other transactions contemplated by this Agreement.

(b) Execution of Ancillary Agreements

.  The execution of all ancillary agreements legally required or deemed to be reasonably necessary to effectuate the Merger.

Section 6.2 Conditions to Obligations of CIH

.  The obligations of CIH to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by CIH in writing:

(a) Representations and Warranties

.  The representations and warranties of NRI and NTR set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing.

(b) Performance of Agreement

.  NRI and NTR shall each have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Effective Time.

Section 6.3 Conditions to Obligations of NRI and NTR

.  The obligations of NRI and NTR to consummate the Merger shall be subject to the fulfillment of all of the following conditions unless waived by NRI and NTR in writing:

(a) Representations and Warranties

.  The representations and warranties of CIH set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing.

(b) Performance of Agreement

.  CIH  shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Effective Time.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival of Representations, Warranties and Agreements

.

(a) All representations, warranties, covenants and agreements of CIH, NRI or NTR in this Agreement and in any other documents executed or delivered by CIH, NRI or NTR pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, any exhibits or schedules hereto and other documents referred to herein shall be deemed to have been made again by CIH, NRI or NTR, as the case may be, at and as of the Effective Time and shall survive the execution, delivery and performance of this Agreement.  This Section 7.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

(b) As used in this Article VII, any reference to a representation, warranty or covenant contained in any Section of this Agreement shall include any Schedule or Exhibit relating to such Section.

Section 7.2 Indemnification

.

(a) NRI and NTR, jointly and severally, hereby agree to hold harmless and indemnify the shareholders of CIH and its respective executives, administrators, representatives, agents, successors and assigns (hereinafter individually referred to as a “CIH Indemnified Party”) from and against any and all damages asserted against, resulting to, imposed upon or incurred or suffered by, any CIH Indemnified Party, directly or indirectly, as a result of, arising from, or relating, directly or indirectly, to any third-party litigation relating to any material inaccuracy in or breach or non-fulfillment of the representations or warranties made by NRI or NTR in this Agreement (a “NRI Misrepresentation”) (the “CIH Indemnifiable Claims”).

(b) CIH hereby agrees to hold harmless and indemnify NRI, NTR, and their respective executives, administrators, representatives, agents, successors and assigns (hereinafter individually referred to as a “NRI Indemnified Party”) from and against any and all damages asserted against, resulting to, imposed upon or incurred or suffered by, any NRI Indemnified Party, directly or indirectly, as a result of, arising from, or relating, directly or indirectly, to any third-party litigation relating to any material inaccuracy in or breach or non-fulfillment of the representations or warranties made by CIH in this Agreement (a “CIH Misrepresentation”) (the “NRI Indemnifiable Claims”).

(c) As used herein, the term “Indemnified Party” shall mean a NRI Indemnified Party when applied to Section 7.2(b) hereof and shall mean a CIH Indemnified Party when applied to Section 7.2(a) hereof; the term “Indemnifiable Claims” shall mean NRI Indemnifiable Claims when applied to Section 7.2(b) hereof and CIH Indemnifiable Claims when applied to Section 7.2(a) hereof; and the term “Misrepresentations” shall mean a CIH Misrepresentation when applied to Section 7.2(a) hereof and a NRI Misrepresentation when applied to Section 7.2(b) hereof.

(d) For purposes of this Article VII, all damages shall be computed net of any insurance coverage which reduces the damages that would otherwise be sustained; and shall be increased to account for any federal, state or local income taxes payable upon the receipt thereof such that the net, after tax, amount received by the Indemnified Party is equal to the amount of damages suffered by such Party; provided that in all cases the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction or increase of damages.  The provisions of this Section shall survive the Closing.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices

.  All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered personally to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the last known address for such Party, mailed by certified mail (postage prepaid and return receipt requested) to that Party, or delivered by Federal Express or any similar express delivery service for delivery to that Party. Any Party may change its address for notices under this Agreement at any time by giving the other Parties notice of such change.

Section 8.2 Non-Waiver

.  No failure by any Party to insist upon strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, the first Party’s right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default.  No custom or practice of the Parties at variance with any provisions of this Agreement shall affect or constitute a waiver of any Party’s right to demand strict compliance with all provisions of this Agreement.

Section 8.3 Genders and Numbers

.  Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

Section 8.4 Headings

.  The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such Articles and Sections, and shall be ignored in construing this Agreement.

Section 8.5 Counterparts

.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but which taken together shall constitute one and the same Agreement.

Section 8.6 Entire Agreement

.  This Agreement constitutes the entire agreement and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to the subject matter hereof and thereof.

Section 8.7 Interpretation

.  In the event any claim is made by any party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or his/her/its counsel.  Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

Section 8.8 Governing Law

.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.  Venue for all purposes shall lie in San Diego, California and each party hereby irrevocably submits to the jurisdiction and venue of any Federal or State court located in San Diego, California.  All rights and remedies of each Party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to the Party from time to time, whether under this Agreement or otherwise.

Section 8.9 Binding Effect; Assignment

.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred by any of the Parties without the prior written consent of the other.

Section 8.10 Public Announcements

.  CIH shall not, without the prior written consent of NRI, make any public announcement or statement with respect to the transactions contemplated in the Agreement, except as may be necessary to comply with applicable requirements of the federal or state securities laws or any governmental order or regulation.

Section 8.11 Severability

.  With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court’s determination.  In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

Section 8.12.                      Legal Counsel.  The law firm of Solomon Ward Seidenwurm  & Smith, LLP, has acted as a scrivener in connection with this Agreement. Each party to this Agreement has had the opportunity to engage separate legal counsel in connection with this Agreement and the transaction contemplated thereby.

NRI:                                                                NetREIT Inc.,
          a Maryland corporation

 By:
    Jack Heilbron, President

 By:
    Kathryn Richman, Secretary

NTR:                                                                NTR Property Management, Inc.,
a California corporation

By:
     Jack Heilbron, President

By:
    Kathryn Richman, Secretary

CIH:                                                               C I  Holding Group, Inc.,
a California corporation

 By:
    Jack Heilbron, President

 By:
    Mary Limoges, Secretary
Exhibit 1 to Agreement and Plan of Merger

NRI Securities Convertible into Common Shares
Broker Warrants to Purchase Shares at Price Range of $9.52 to $10.00.	451,235
Restricted Stock issued that will vest over the next four (4) years if employee remains employed by NRI.	62,805
Options to exchange interest in limited partnership for common stock by nine (9) individuals.	793,605
Total NRI Securities	1,307,645

NTR Property Management Inc.	None